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                                                                    EXHIBIT 99.1


NEWS


FOR IMMEDIATE RELEASE

Contact:  Joseph P. Tomczak
          Chief Financial Officer
          (817) 885-0000

                       KEVCO REPORTS THIRD QUARTER RESULTS

FORT WORTH, TEXAS (NOV. 20, 2000) - Kevco, Inc. (Nasdaq/NM:KVCO) today reported results for the third quarter and nine months ended September 30, 2000.

         Net sales for the three months totaled $137.0 million, compared with $208.7 million in the year-earlier period. The Company reported a net loss for the third quarter of $9.3 million, or $0.98 per share, compared with a net loss of $26.0 million or $2.94 per share, including one-time charges of $21.5 million or $2.44 per share, in the year-earlier period.

         For the first nine months of 2000, net sales totaled $470.7 million, compared with $663.2 million in the year-earlier period. The Company reported a net loss for the nine months of $16.1 million, or $1.69 per share, compared with a net loss of $27.9 million, or $3.71 per share, including one-time charges of $21.5 million or $2.86 per share, in the first nine months of 1999.

         Fred Hegi, chairman of the board, president and chief executive officer, commented, "The significant decline in our net sales from $166.9 million in the second quarter to $137.0 million in the third period underscores the further weakening that has occurred within all levels of the manufactured housing industry. A drastic reduction in credit availability for potential purchasers of manufactured housing and a proliferation of repossessions have aggravated the decline in retail sales that began during the first quarter. Indications are that retail demand for new units is now running more than 20% below a year ago. Coupled with the excessive retail inventories that were present industry-wide at the start of the year, the decline in retail sales has led to the estimated closing of more than one of every five manufacturing facilities and much lower production volume at many still open. More contraction in capacity seems likely before we start to see any sustained improvement in what remains a fundamentally sound industry with a clearly defined role in helping to meet the nation's housing needs."

         Hegi added, "The severity of the industry's difficulties has caused a significant variance in our financial planning thus far this year. We have had no borrowings, however, under our revolving credit agreement since September of 1999 and still expect to have a positive cash flow for 2000, based on the benefits expected from the actions taken to reduce costs and improve working capital, and barring declines in industry production that are more than we anticipate. We continue to work closely with our bank group and recently completed an amended lending agreement with which we are in full compliance.


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Kevco, Inc. Reports Third Quarter Results
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November 20, 2000
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         "Kevco remains an important partner in the basic flow of products from suppliers to manufactured home producers. Our strategic focus is continuous enhancement of the value we bring to this supply chain. In September, we completed the successful conversion, on schedule and within budget, to a single information system connecting our nation-wide network of distribution centers. Having a single systems platform in our distribution facilities is already increasing our efficiency and service levels and is enabling us to address the heightened pressures of the current industry environment by streamlining other administrative functions. We expect to realize annualized savings of more than $2 million from these synergies. We have also rationalized our geographical coverage and expect to start 2001 with 24 distribution facilities, down from 34 at the start of this year."

         Kevco, headquartered in Fort Worth, Texas, is a leading wholesale distributor and manufacturer of building products for the manufactured housing and recreational vehicle industries.

         This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include those relating to implementation of the Company's cost improvement and operating efficiency initiatives, the effect of installation of a new information system, the outlook for and advantages of manufactured housing and includes statements relating to the Company or its operations that include terms such as "expects," "believes," "anticipates," "intends," "goals" and similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company's actual results, performance and achievements could differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements as a result of various factors, including without limitation, the Company's substantial leverage and its effects on the Company's ability to obtain additional capital as needed, the adequacy of existing funds to meet liquidity needs, the Company's ability to integrate its operations and realize savings from the implementation of its new management information systems, the realization of savings from plant consolidations and staff reduction; the ability of the manufactured housing industry to reduce inventory, customer demand for manufactured housing and recreational vehicles, the effect of general economic conditions, including increasing interest rates, the availability of financing for manufactured housing consumers and the impact of raw materials prices. This press release speaks as of the date it is released. The Company does not intend to, and does not undertake to, update information contained in this press release absent an express obligation to do so in connection with required filings under Federal securities laws. A description of these factors, as well as other factors which could affect the Company's business, is set forth in filings by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999 and Form 10-Q for the quarter ended September 30, 2000.


                                   KEVCO, INC.
                    CONDENSED CONSOLIDATED FINANCIAL RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                          SEPT. 30,                      SEPT. 30,
                                                     2000           1999            2000            1999
                                                 ----------      ----------      ----------      ----------
Net sales                                        $  137,030      $  208,682      $  470,682      $  663,244
Net (loss)                                       $   (9,341)     $  (25,971)     $  (16,140)     $  (27,941)
    (Loss) per share - basic and diluted         $    (0.98)     $    (2.94)     $    (1.69)     $    (3.71)
Weighted average shares outstanding -
    basic and diluted                                 9,563           8,828           9,563           7,523



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Kevco, Inc. Reports Third Quarter Results
Page 3
November 20, 2000
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                                   KEVCO, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                              SEPT. 30,                         SEPT. 30,
                                                     ---------------------------       ---------------------------
                                                        2000             1999             2000             1999
                                                     ----------       ----------       ----------       ----------

Net sales                                            $  137,030       $  208,682       $  470,682       $  663,244

Gross margin                                             17,143           19,614           62,483           79,436
                                                           12.5%             9.4%            13.3%            11.9%

Selling, general and administrative expenses             20,724           27,866           61,846           79,709
                                                           15.1%            13.4%            13.1%            12.0%

Impairment and other special charges                         --            6,807               --            6,807

Operating income                                         (3,581)         (15,059)             637           (7,080)
                                                           (2.6%)           (7.3%)            0.2%            (1.1%)

Other income (expense)                                       (3)           1,547              102            2,421

Debt transaction costs                                       --            6,272               --            6,272

Interest expense                                          5,757            6,187           16,879           17,796

Loss before income taxes                                (25,971)         (16,140)         (28,727)
                                                                                                            (9,341)
Income tax expense (benefit)                                 --               --               --             (786)

     Net loss                                        $   (9,341)      $  (25,971)      $  (16,140)      $  (27,941)

Loss per share - basic and diluted                   $    (0.98)      $    (2.94)      $    (1.69)      $    (3.71)

Weighted average shares outstanding -
    basic and  diluted                                    9,563            8,828            9,563            7,523


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